                                                                     EXHIBIT 4.2

                         REGISTRATION RIGHTS AGREEMENT


     REGISTRATION RIGHTS AGREEMENT, dated as of June 14, 1999, among MCR Holdings, Inc., an Illinois corporation (the "Company"), each of the several purchasers named in Schedule 1.01 to the Preferred Stock Purchase Agreement (the "Purchasers") by and among the Company and the Purchasers of even date herewith (the "Company Purchase Agreement"), NationsCredit Commercial Corporation ("NationsCredit"), as Warrantholder under the NationsCredit Warrant of even date herewith issued by the Company to NationsCredit, and Merchant Capital, Inc. ("Merchant Capital"), as Warrantholder under the Merchant Capital Warrant of even date herewith issued by the Company to Merchant Capital.

     WHEREAS, the Company is issuing concurrently herewith shares of its Class A Convertible Preferred Stock, $.01 par value ("Preferred Stock"), pursuant to the Company Purchase Agreement, and the Purchasers are concurrently herewith purchasing shares of Preferred Stock (together with the Preferred Stock being issued by the Company, the "Preferred Shares") pursuant to the Preferred Stock Purchase Agreement by and among Michael T. Flavin Revocable Trust u/a dated October 1, 1997 and the Purchasers of even date herewith (the "Flavin Purchase Agreement," and together with the Company Purchase Agreement, the "Purchase Agreements"), which Preferred Stock is convertible into Class A Common Stock;

     WHEREAS, the Company is issuing concurrently herewith a warrant to purchase shares of Class C Common Stock, $.01 par value ("Class C Common Stock") pursuant to the NationsCredit Warrant issued in connection with the Credit Agreement dated the date hereof among the Company, NationsCredit, and the Lenders named therein (the "Credit Agreement"), which Class C Common Stock is convertible into Class A Common Stock upon the terms and conditions specified in such stock; and

     WHEREAS, the Company is issuing concurrently herewith a warrant to purchase shares of Class B Common Stock, $.01 par value ("Class B Common Stock") pursuant to the Merchant Capital Warrant issued in consideration for certain services provided to the Company by Merchant Capital in connection with the transactions contemplated hereby, which Class B Common Stock is convertible into Class A Common Stock upon the terms and conditions specified in such stock.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the purchase by the Purchasers of Preferred Stock pursuant to the Purchase Agreements, the extension of credit pursuant to the Credit Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Certain Definitions. As used in this Agreement, the following terms
          -------------------
shall have the following respective meanings:

          "Class A Common Stock" shall mean the Class A Common Stock, $   par
           --------------------
value,
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                                      -2-

of the Company.

          "Commission" shall mean the Securities and Exchange Commission, or any
           ----------
other federal agency at the time administering the Securities Act.

          "Conversion Shares" shall mean shares of Class A Common Stock issued
           -----------------
upon conversion of the shares of Preferred Stock purchased by the Purchasers pursuant to the Purchase Agreements, together with the NationsCredit Warrant Shares and the Merchant Capital Warrant Shares.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Merchant Capital Warrant Shares" shall mean the Class B Common Stock
           -------------------------------
issuable upon exercise of the Merchant Capital Warrant and the Class A Common Stock issuable upon the conversion thereof.

          "NationsCredit Warrant Shares" shall mean the Class C Common Stock
           ----------------------------
issuable upon exercise of the NationsCredit Warrant and the Class A Common Stock issuable upon the conversion thereof.

          "Registration Expenses" shall mean the expenses so described in
           ---------------------
Section 7.

          "Restricted Stock" shall mean the Conversion Shares, shares of any
           ----------------
security of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Preferred Shares or Conversion Shares and any additional shares of Class A Common Stock acquired by the Purchasers, excluding Conversion Shares which (a) which have been registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (b) which have been publicly sold pursuant to Rule 144 under the Securities Act, or, if the Purchasers hold in the aggregate less than 5% of the Class A Common Stock (on a fully diluted basis), then which are publicly saleable pursuant to Rule 144 without any volume limitations.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or
           --------------
any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Selling Expenses" shall mean the expenses so described in Section 7.
           ----------------

     2.   Restrictive Legend.  Each certificate representing Preferred Shares or
          ------------------
Conversion Shares shall, except as otherwise provided in this Section 2 or, be stamped or otherwise imprinted with a legend substantially in the following form:

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR
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                                      -3-

OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND ALL SUCH APPLICABLE LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

A certificate shall not bear such legend if in the opinion of counsel satisfactory to the Company the securities represented thereby may be publicly sold without registration under the Securities Act and any applicable state securities laws.

     3.   Required Registration.  (a)  At any time after the earliest of (i) six
          ---------------------
months after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, or (ii) six months after the Company shall have become a reporting company under Section 12 of the Exchange Act, the holders of Restricted Stock constituting at least 66-2/3% of the total shares of Restricted Stock then outstanding may request the Company to register under the Securities Act all or any portion of the shares of Restricted Stock held by such requesting holder or holders for sale in the manner specified in such notice, provided that the shares of Restricted Stock
                                 --------
for which registration has been requested shall constitute at least 20% of the total shares of Restricted Stock then held by such holders (or any lesser percentage if the reasonably anticipated aggregate price to the public of such public offering would exceed $5,000,000). For purposes of this Section 3 and Sections 4, 5, 12(a) and 12(d), the terms "holder(s) of Restricted Stock" and "Restricted Stock" shall be deemed to include (X) holders of Preferred Shares and the number of shares of Restricted Stock which would be issuable to a holder of Preferred Shares upon conversion of all Preferred Shares held by such holder at such time, (Y) holders of the NationsCredit Warrant and the number of shares of Class C Common Stock which would be issuable to a holder of the NationsCredit Warrant upon the exercise thereof, and (Z) holders of the Merchant Capital Warrant and the number of shares of Class B Common Stock or of Class A Common which would be issuable to a holder of the Merchant Capital Warrant upon the exercise thereof; provided, however, that the only securities which the Company
                  --------  -------
shall be required to register pursuant hereto shall be shares of Class A Common Stock.

          (b) Following receipt of any notice under this Section 3, the Company shall immediately notify all holders of Restricted Stock from whom notice has not been received and shall use its reasonable business efforts to register under the Securities Act within 60 days after the demand date, for public sale in accordance with the method of disposition specified in such notice from requesting holders, the number of shares of Restricted Stock specified in such notice (and in all notices received by the Company from other holders within 30 days after the giving of such notice by the Company). If such method of disposition shall be an underwritten public offering, the holders of a majority of the shares of Restricted Stock to be sold in such offering may designate the managing underwriter of such offering, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed. The Company shall be obligated to register Restricted Stock pursuant to this Section 3 on two occasions only, provided, however, that such obligation shall be deemed
                --------  -------
satisfied only when a registration statement covering all shares of Restricted Stock specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto.
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                                      -4-

          (c) The Company shall be entitled to include in any registration statement referred to in this Section 3, for sale in accordance with the method of disposition specified by the requesting holders, shares of Class A Common Stock to be sold by the Company for its own account, and further, if the managing underwriter (if such method of disposition shall be an underwritten public offering) shall reasonably and in good faith recommend that inclusion of all Restricted Stock requested to be registered together with all Class A Common Stock being sold by the Company for its account would adversely affect the price and marketing of the securities to be sold, which recommendation and supported reasoning shall be delivered to the holders of Restricted Stock requesting registration, then the number of shares of Restricted Stock to be included in such underwriting may be reduced (pro rata among the requesting holders based upon the number of shares of Restricted Stock such holders requested to be registered); provided, however, that in no event may less than one-fourth of the total number of shares of Class A Common Stock to be included in such underwriting be made available for shares of Restricted Stock; and provided, further, that shares of Restricted Stock shall be excluded from a registration requested by the holders of Restricted Stock pursuant to this Section 3 no more than twice in any 12 month period. If any shares of Restricted Stock are excluded from a registration pursuant to this Section 3, no securities shall be included in the registration for the account of any person other than the Company or requesting holders of Restricted Stock. In accordance with Section 3(b) of this Agreement, if any shares of Restricted Stock are excluded in accordance with this Section 3(c), such registration shall not be deemed to be a registration satisfying the Company's obligation to register Restricted Stock on two occasions. The Company will not file with the Commission any other registration statement with respect to its Class A Common Stock for the account of other stockholders, from the date of receipt of a notice from requesting holders pursuant to this Section 3 until the completion of the period of distribution of the registration contemplated thereby.

     4.   Incidental Registration.  If the Company at any time (other than
          -----------------------
pursuant to Section 3 or Section 5) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Restricted Stock for sale to the public), each such time it will give written notice to all holders of outstanding Restricted Stock of its intention so to do. Upon the written request of any such holder, received by the Company within 20 days after the giving of any such notice by the Company, to register any of its Restricted Stock, the Company will use its best efforts to cause the Restricted Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder of such Restricted Stock so registered. In the event that any registration pursuant to this Section 4 shall be, in whole or in part, an underwritten public offering of Class A Common Stock, the number of shares of Restricted Stock to be included in such an underwriting may be reduced (pro rata among the requesting holders based upon the number of shares of Restricted Stock owned by such holders) if and to the extent that the managing underwriter shall reasonably and in good faith recommend that such inclusion would adversely affect the price and marketing of the securities to be sold by the Company therein, which recommendation and supported reasoning shall be delivered to the holders of Restricted Stock requesting registration, provided, however,
                         --------  -------
that such number of shares of Restricted Stock shall not be reduced if any shares are to be included in such underwriting for the account of any person other than the Company or requesting holders of Restricted Stock, and provided,
                                                                      --------
further, however, that in no event may less than one-fourth of the total number
-------  -------
of shares of Class A Common Stock to be included in such underwriting be made available for shares of Restricted Stock. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 4 without thereby incurring any liability to the holders of Restricted Stock.

     5.   Registration on Form S-3. If at any time after any public offering (i)
          ------------------------
holders of Restricted Stock constituting at least 66-2/3% of the total shares of Restricted Stock then outstanding request that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the shares of Restricted Stock held by such requesting holders, the reasonably anticipated aggregate price to the public of which would exceed $1,000,000, and (ii) the Company is a registrant entitled to use Form S-3 or any successor thereto to register such shares, then the Company shall use its reasonable business efforts to register under the Securities Act on Form S-3 or any successor thereto, within 60 days after the demand date, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Restricted Stock specified in such notice. The Company shall be obligated to register Restricted Stock pursuant to this Section 5 on two occasions only, provided, however, that such obligation shall be deemed
                --------  -------
satisfied only when a registration statement covering all shares of Restricted Stock specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto. Whenever the Company is required by this Section 5 to use its reasonable business efforts to effect the registration of Restricted Stock, each of the procedures and requirements of Section 3 (including but not limited to the requirement that the Company notify all holders of Restricted Stock from whom notice has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration.

     6.   Registration Procedures.  If and whenever the Company is required by
          -----------------------
the provisions of Sections 3, 4 or 5 to use its best efforts to effect the registration of any shares of Restricted Stock under the Securities Act, the Company will, as expeditiously as possible:

          (a) prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 3, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

          (c) furnish to each seller of Restricted Stock and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

          (d) use its best efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Restricted Stock or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, provided, however, that the Company shall not for any such purpose be required
--------  -------
to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

          (e) use its best efforts to list the Restricted Stock covered by such registration statement with any securities exchange on which the Class A Common Stock of the Company is then listed;

          (f) immediately notify each seller of Restricted Stock and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          (g) if the offering is underwritten and at the request of any seller of Restricted Stock, use its best efforts to furnish on the date that Restricted Stock is delivered to the underwriters for sale pursuant to such registration:
(i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements contained therein) and (C) to such other effects as reasonably may be requested by counsel for the underwriters or by such seller or its counsel and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request; and

          (h) make available for inspection by each seller of Restricted Stock, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

     For purposes of Sections 6(a) and 6(b) and of Section 3(c), the period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Stock covered thereby and 120 days after the effective date thereof.

     In connection with each registration hereunder, the sellers of Restricted Stock will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

     In connection with each registration pursuant to Sections 3, 4 or 5 covering an underwritten public offering, the Company and each seller agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

     7.   Expenses.  All expenses incurred by the Company in complying with
          --------
Sections 3, 4 and 5, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and fees and disbursements of one counsel for the sellers of Restricted Stock, but excluding any Selling Expenses, are called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Restricted Stock are called "Selling Expenses".

     The Company will pay all Registration Expenses in connection with each registration statement under Sections 3, 4 or 5. All Selling Expenses in connection with each registration statement under Sections 3, 4 or 5 shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.

     8. Indemnification and Contribution. (a) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 3, 4 or 5, the Company will indemnify and hold harmless each seller of such Restricted Stock thereunder, each underwriter of such Restricted Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 3, 4 or 5, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable in
                     --------  -------
any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such seller, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus.

          (b) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 3, 4 or 5, each seller of such Restricted Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 3, 4 or 5, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such seller will be liable hereunder in any such case if
--------  -------
and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of each seller hereunder shall be
--------  -------  -------
limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the net proceeds received by such seller from the sale of Restricted Stock covered by such registration statement.

          (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 8 and shall only relieve it from any liability which it may have to such indemnified party under this
Section 8 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 8 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided,
                                                                --------
however, that, if the defendants in any such action include both the indemnified
-------
party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

          (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Restricted Stock exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this
Section 8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 8; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering price of its Restricted Stock offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such holder will be
         --------  -------
required to contribute any amount in excess of the public offering price of all such Restricted Stock offered by it pursuant to such registration statement; and
(B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

          9.   Changes in Common Stock or Preferred Stock.  If, and as often as,
               ------------------------------------------
there is any change in the Class A Common Stock or the Preferred Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Class A Common Stock or the Preferred Stock as so changed.

          10.  Rule 144 Reporting.  With a view to making available the benefits
               ------------------
of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Stock to the public without registration, at all times after 90 days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

               (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

               (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

               (c) furnish to each holder of Restricted Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Restricted Stock without registration.

          11.  Representations and Warranties of the Company.  The Company
               ---------------------------------------------
represents and warrants to you as follows:

               (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Charter or By-laws of the Company or any provision of any indenture, agreement or other instrument to which it or any or its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

               (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

          12.  Miscellaneous.
               -------------

               (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Preferred Shares or Restricted Stock), whether so expressed or not.

               (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, addressed as follows:

               if to the Company or any other party hereto, at the address of such party set forth in the Purchase Agreement;

               if to any subsequent holder of Preferred Shares or Restricted Stock, to it at such address as may have been furnished to the Company in writing by such holder;

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Preferred Shares or Restricted Stock) or to the holders of Preferred Shares or Restricted Stock (in the case of the Company) in accordance with the provisions of this paragraph.

               (c) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

               (d) This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company and the holders of at least 66 2/3% of the outstanding shares of Restricted Stock based on their relative holdings; provided that any such modification, amendment, or waiver that adversely and disproportionately (in relation to the rights of holders of the NationsCredit Warrant, the NationsCredit Warrant Shares, the Preferred Stock or the Redeemable Preferred Stock or Class A Common Stock issued upon conversion thereof) affects the rights of the holders of the Warrants or the Warrant Shares shall require the written consent of the holders of at least 50% of the Warrant Shares; and provided further that any such modification, amendment, or waiver that adversely and disproportionately (in relation to the rights of the NationsCredit Warrant, the NationsCredit Warrant Shares, the Preferred Stock or the Redeemable Preferred Stock and Class A Common Stock issued upon conversion thereof) affects the rights of the holders of the Merchant Capital Warrant or the Merchant Capital Warrant Shares shall require the written consent of the holders of at least 50% of the Merchant Capital Warrant Shares.

               (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               (f) The obligations of the Company to register shares of Restricted Stock under Sections 3, 4 or 5 shall terminate on the fifteenth anniversary of the date of this Agreement.

               (g) Notwithstanding the provisions of Section 6(a), the Company's obligation to file a registration statement, or cause such registration statement to become and remain effective, shall be suspended for a period not to exceed 90 days in any 24-month period if the Company has been advised by legal counsel that such filing would require the disclosure of a material fact, and the Company determines reasonably and in good faith that such disclosure would have a material adverse effect on the Company, or if (a) in the good faith judgment of the Board of Directors of the Company, a required registration would be detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (b) the Company shall furnish to the Purchasers a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement.

               (h) The Company shall not grant to any third party any registration rights more favorable than or inconsistent with any of those contained herein, so long as any of the registration rights under this Agreement remains in effect.

               (ij) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
                    [SIGNATURE PAGE IMMEDIATELY FOLLOWING]

     IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be executed as of the date first written above.


                                        MCR HOLDINGS, INC.

                                        ________________________
                                        By:
                                        Title:



                                        PURCHASERS:

                                        PEACHTREE MEDICHEM PARTNERS, LLC
                                        By:  MedEquity Investors, LLC
                                             its Managing Member


                                        ___________________________________
                                        By:  Robert W. Daly
                                        Title:  Manager

                                        CHASEMEDICHEM PARTNERS, LLC
                                        By:  MedEquity Investors, LLC
                                             its Managing Member


                                        ___________________________________
                                        By:  Robert W. Daly
                                        Title:  Manager

                                        MEDEQUITY INVESTORS PARTNERS, LLC
                                        By:  Robert W. Daly
                                             its Managing Member


                                        ___________________________________
                                        By:  Robert W. Daly
                                        Title:  Manager


                                        BANC OF AMERICA MANAGEMENT
                                        CORPORATION


                                        ___________________________________
                                        By:
                                        Title:

                                        MERCHANT CAPITAL, INC.


                                        ___________________________________
                                        By:
                                        Title:


                                        NATIONSCREDIT COMMERCIAL CORPORATION

                                        ___________________________________
                                        By:
                                        Title: